Exhibit 99.1

Mr. Cooper Group Reports First Quarter 2020 Financial Results

  Reported $171 million net loss or $1.84 per diluted share, reflecting a negative $383 million mark-to-market
  Moved more than 95% of teammates to work-from-home status in 5 days
  Increased unrestricted cash quarter-over-quarter from $329 million to $579 million
  Generated strong pretax operating income of $127 million, equivalent to a 19.6% after-tax ROTCE
  Originations segment generated pretax income of $158 million on funded volume of $12.4 billion
  Servicing margin compressed to 3.9 bps
  Xome reported pretax income of $11 million and pretax operating income of $13 million, with third-party revenue rising quarter-over-quarter from 51% to 55%

DALLAS--(BUSINESS WIRE)--April 30, 2020--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a first quarter net loss of $171 million or $1.84 per diluted share. Net loss included a negative $383 million in mark-to-market. Excluding the mark-to-market and other items, the Company reported pretax operating income of $127 million. Items excluded from operating income were negative $383 million in mark-to-market, net of the add back of $30 million in fair value amortization that is included in the full mark-to-market, $4 million in severance charges related to corporate actions, and $9 million of intangible amortization.

Chairman and CEO Jay Bray commented, “I am very proud of how all our team members rose to the challenge, helping over 194,000 customers initiate pandemic forbearance plans, while at the same time generating very strong operating results for the company.”

Chris Marshall, vice chairman and CFO added, “2020 will be a much different year than the one we planned for, but we’ve executed our contingency plans and positioned our balance sheet and bank facilities appropriately; as a result we expect our business to continue to produce excellent results throughout the year.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.7 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax loss of $325 million, reflecting a negative $383 million in mark-to-market. The total servicing portfolio ended the quarter at $629 billion UPB. Servicing earned pretax operating income excluding the full mark and severance charges related to corporate actions of $62 million, equivalent to a servicing margin of 3.9 bps. At quarter end, the carrying value of the MSR was $3,115 million, of which $3,109 million was at fair value equivalent to 107 bps of MSR UPB and original cost basis of 86 bps.

	Quarter Ended
($ in millions)	Q4'19		Q1'20
	$	BPS	$	BPS
Operational revenue	$316	20.1	$313	19.7
Amortization, net of accretion	(84)	(5.3)	(76)	(4.8)
Mark-to-market	102	6.4	(383)	(24.1)
Total revenues	334	21.2	(146)	(9.2)
Total expenses	(135)	(8.6)	(149)	(9.3)
Total other income (expenses), net	(10)	(0.6)	(30)	(1.9)
Income before taxes	189	12.0	(325)	(20.4)
Mark-to-market	(102)	(6.5)	383	24.1
Accounting items	—	—	4	0.2
Pretax operating income excluding mark-to-market	$87	5.5	$62	3.9

	Quarter Ended
	Q4'19		Q1'20
Ending UPB ($B)	$643		$629
Average UPB ($B)	$630		$636
60+ day delinquency rate at period end	2.0%		1.9%
Annualized CPR	19.1%		19.2%
Modifications and workouts	9,873		8,709

Originations

The Originations segment focuses on creating servicing assets at attractive margins through existing customer relationships, correspondent, and wholesale originations. Originations earned pretax income of $158 million.

Mr. Cooper funded 50,369 loans in the first quarter, totaling approximately $12.4 billion UPB comprised of $6.4 billion in direct-to-consumer, $5.5 billion in correspondent, and $0.5 billion in wholesale. Funded volume decreased 2% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q4'19	Q1'20

Income before taxes	$138	$158

	Quarter Ended
($ in millions)	Q4'19	Q1'20
Total pull through adjusted volume	$12,537	$12,677
Funded volume	$12,559	$12,359
Refinance recapture percentage	39%	38%
Recapture percentage	29%	30%
Purchase volume as a percentage of funded volume	32%	26%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $11 million and pretax operating income of $13 million in the first quarter, which excluded intangible amortization.

	Quarter Ended
($ in millions)	Q4'19	Q1'20
Income before taxes	$9	$11
Accounting items / other	3	—
Intangible amortization	2	2
Pretax operating income excluding intangible amortization and accounting items	$14	$13

	Quarter Ended
	Q4'19	Q1'20
Exchange properties sold	2,332	2,114
Average Exchange properties under management	11,917	17,777
Services completed orders	403,779	408,734
Percentage of revenue earned from third-party customers	51%	55%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on April 30, 2020 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 3079677 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor section of www.mrcoopergroup.com. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 3079677 to access the replay. The replay will be accessible through May 15, 2020 at 12:00 P.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; borrower forbearance rates and availability of financing. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2019	Three Months Ended March 31, 2020
Revenues:
Service related, net, excluding mark-to-market	$328	$330
Mark-to-market	102	(383)
Net gain on mortgage loans held for sale	310	331
Total revenues	740	278
Total expenses	438	444
Other income (expense):
Interest income	146	118
Interest expense	(207)	(192)
Other expense, net	(1)	1
Total other income (expenses), net	(62)	(73)
Income (loss) before income tax benefit	240	(239)
Income tax benefit	(221)	(68)
Net income (loss)	461	(171)
Net loss attributable to non-controlling interest	(2)	(3)
Net income (loss) attributable to Mr. Cooper Group	463	(168)
Undistributed earnings attributable to participating stockholders	4	—
Net income (loss) attributable to common stockholders	$459	$(168)

Net income (loss) per share attributable to common stockholders:
Basic	$5.03	$(1.84)
Diluted	$4.95	$(1.84)
Weighted average shares of common stock outstanding (in thousands):
Basic	91,105	91,385
Diluted	92,599	91,385

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(millions of dollars)

	December 31, 2019	March 31, 2020
Assets
Cash and cash equivalents	$329	$579
Restricted cash	283	266
Mortgage servicing rights	3,502	3,115
Advances and other receivables, net	988	685
Reverse mortgage interests, net	6,279	5,955
Mortgage loans held for sale at fair value	4,077	3,922
Property and equipment, net	112	111
Deferred tax asset, net	1,345	1,411
Other assets	1,390	1,569
Total assets	$18,305	$17,613

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$2,366	$2,259
Advance facilities, net	422	489
Warehouse facilities, net	4,575	4,551
Payables and other liabilities	2,016	1,965
MSR related liabilities - nonrecourse at fair value	1,348	1,285
Mortgage servicing liabilities	61	53
Other nonrecourse debt, net	5,286	4,945
Total liabilities	16,074	15,547
Total stockholders’ equity	2,231	2,066
Total liabilities and stockholders’ equity	$18,305	$17,613

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2019
	Servicing	Originations	Xome	Corporate/ Other	Elimination	Consolidated

Service related, net	$300	$23	$106	$2	$(1)	$430
Net gain on mortgage loans held for sale	34	276	—	—	—	310
Total revenues	334	299	106	2	(1)	740
Total expenses	135	164	97	43	(1)	438
Other income (expense):
Interest income	112	34	—	—	—	146
Interest expense	(126)	(31)	—	(50)	—	(207)
Other income (expense), net	4	—	—	(5)	—	(1)
Total other income (expense), net	(10)	3	—	(55)	—	(62)
Pretax income (loss)	$189	$138	$9	$(96)	$—	$240
Income tax benefit						(221)
Net income						$461
Net loss attributable to noncontrolling interests						(2)
Net income attributable to Mr. Cooper Group						$463
Undistributed earnings attributable to participating stockholders						4
Net income attributable to common stockholders						$459
Net income per share
Basic						$5.03
Diluted						$4.95

Non-GAAP Reconciliation:
Pretax income (loss)	$189	$138	$9	$(96)	$—	$240
Mark-to-market	(102)	—	—	—	—	(102)
Accounting items / other	—	—	3	3	—	6
Intangible amortization	—	—	2	10	—	12
Pretax income (loss), net of notable items	$87	$138	$14	$(83)	$—	$156
Fair value amortization(1)	(31)	—	—	—	—	(31)
Pretax operating income (loss)	$56	$138	$14	$(83)	$—	$125
Income tax expense						(30)
Operating income						$95
ROTCE						21.1%
⁽¹⁾ Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2020
	Servicing	Originations	Xome	Corporate/ Other	Elimination	Consolidated

Service related, net	$(180)	$20	$106	$2	$(1)	$(53)
Net gain on mortgage loans held for sale	34	297	—	—	—	331
Total revenues	(146)	317	106	2	(1)	278
Total expenses	149	166	96	34	(1)	444
Other income (expense):
Interest income	83	34	—	1	—	118
Interest expense	(113)	(27)	—	(52)	—	(192)
Other income, net	—	—	1	—	—	1
Total other income (expense), net	(30)	7	1	(51)	—	(73)
Pretax (loss) income	$(325)	$158	$11	$(83)	$—	$(239)
Income tax benefit						(68)
Net loss						$(171)
Net loss attributable to noncontrolling interests						(3)
Net loss attributable to Mr. Cooper Group						$(168)
Undistributed earnings attributable to participating stockholders						—
Net loss attributable to common stockholders						$(168)
Net loss per share
Basic						$(1.84)
Diluted						$(1.84)

Non-GAAP Reconciliation:
Pretax (loss) income	$(325)	$158	$11	$(83)	$—	$(239)
Mark-to-market	383	—	—	—	—	383
Accounting items / other	4	—	—	—	—	4
Intangible amortization	—	—	2	7	—	9
Pretax income (loss), net of notable items	$62	$158	$13	$(76)	$—	$157
Fair value amortization(1)	(30)	—	—	—	—	(30)
Pretax operating income (loss)	$32	$158	$13	$(76)	$—	$127
Income tax expense						(31)
Operating income						$96
ROTCE						19.6%
⁽1⁾ Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com